UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 1, 2011, the Company issued a press release announcing its financial results for the third quarter ended June 25, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

John W. Cumming Continuing Transition.  John W. Cumming is a party to a Transition Agreement with Hologic, Inc. (Hologic or the Company), dated November 5, 2009 (the “Transition Agreement”).  Pursuant to the Transition Agreement, on November 5, 2009 Mr. Cumming stepped down as President and Chief Executive Officer to become an executive Chairman of the Board of the Company, reporting to Robert Cascella, who became the Chief Executive Officer.  As part of Mr. Cumming’s continuing transition, pursuant to a Transition Acknowledgement (the “Acknowledgement Agreement”) between the Company and Mr. Cumming, dated July 28, 2011, Mr. Cumming resigned as Chairman of the Board and as a director, and has assumed the position of Global Strategic Advisor.  As Global Strategic Advisor, Mr. Cumming will continue to report to the Chief Executive Officer and focus on supporting the Company’s international initiatives.

Under the terms of the Acknowledgement Agreement, Mr. Cumming’s compensation for fiscal 2011 will remain unchanged.  For fiscal 2012, Mr. Cumming will retain his base salary of $725,000, for so long as he remains a full-time employee, a bonus opportunity and otherwise participate in benefit programs offered to senior officers of the Company. However, it is not contemplated that Mr. Cumming will continue to receive further grants of equity awards under the Company’s 2008 Equity Incentive Plan.

Pursuant to the Acknowledgement Agreement, Mr. Cumming acknowledged that his change of role and compensation would not constitute good reason for termination under the Transition Agreement.  Except as otherwise modified in the Acknowledgement Agreement, the Transition Agreement (including the terms and conditions of the final retention payment due thereunder) remains in full force and effect.

The above description does not purport to be a complete description of the Acknowledgement Agreement and is qualified in its entirety by reference to the Transition Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed November 9, 2009, and to the Acknowledgement Agreement attached hereto as Exhibit 10.1, both of which are incorporated herein in their entirety by reference.

Appointment of Chairman of the Board.  Effective July 28, 2011, the Company’s Board of Directors (the “Board”) appointed David R. LaVance, Jr., formerly the Company’s Lead Independent Director, as the independent Chairman of the Board.  The Board also approved an annual retainer of $60,000 per year for this new position. This retainer is in addition to other compensation the Chairman of the Board shall receive for serving as a member of the Board and any committee thereof; provided, however, that if the Chairman of the Board also serves as the Chairperson of one of the committees of the Board, the Chairman of the Board shall not receive any additional retainer for service as a Chairperson of such committee.  Certain biographical information for Mr. LaVance is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed on January 20, 2011, which biographical information is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Acknowledgement.
99.1	Press release dated August 1, 2011 of Hologic, Inc. announcing its financial results for the third quarter ended June 25, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2011	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer

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